EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EVI Industries, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-208082 and 333-222242) of EVI Industries, Inc. formerly EnviroStar, Inc., of our reports dated September 13, 2019, relating to the consolidated financial statements, and the effectiveness of EVI Industries, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP

Miami, FL

September 13, 2019